Exhibit 5.1

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

April 17, 2014

Tecogen Inc.

45 First Avenue

Waltham, MA 02451

Re:  Registration Statement on Form S-1, File No. 333-193823

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”), filed by Tecogen Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as specified in the Registration Statement.

We are acting as counsel for the Company in connection with the proposed issue and sale by the Company of the Common Stock. We have examined and relied upon the Registration Statement and the Prospectus, in the form being filed with the Commission, the minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the amended and restated Certificate of Incorporation and By-Laws of the Company, originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinion expressed herein. In rendering such opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as copies. As to any facts material to the opinion expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Company and statements of fact contained in documents we have examined.

We express no opinion herein as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts, the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws.

Our opinion set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing.

Based upon and subject to the foregoing, we are of the opinion that when (i) specifically authorized for issuance and sale by final resolutions adopted by the Company’s Board of Directors or an authorized committee thereof as contemplated in the Registration Statement which have not been modified or rescinded (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act and an appropriate Prospectus has been filed with the Commission describing the Common Stock offered thereby, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Common Stock currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

Sullivan & Worcester LLP